Exhibit 5.1

February 2, 2021

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

Re:	SenesTech, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SenesTech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a registration statement on Form S-3 (the “Registration Statement”), relating to the resale by the selling securityholders named therein of up to 6,912,445 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 3,968,854 shares of Common Stock (the “Shares”), (ii) up to 420,000 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-funded Warrants”), (iii) up to 2,194,427 shares of Common Stock (the “Series A Warrant Shares”) issuable upon the exercise of warrants (the “Series A Warrants”), and (iii) up to 329,164 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Pre-funded Warrant Shares and the Series A Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants” and, together with Series A Warrants and the Pre-funded Warrants, the “Warrants”) issued to certain selling securityholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) on February 2, 2021, as part of Wainwright’s compensation for serving as the exclusive placement agent in connection with the private placement closed on February 2, 2021.

In our capacity as counsel to the Company, we have examined the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) factual information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the factual information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, it is our opinion that:

1.	The Shares are validly issued, fully paid and non-assesable.

2.	The Warrant Shares, when issued, delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following exclusions and qualifications:

(a) Our opinions are as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b) With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price for the Warrant Shares will not be adjusted to an amount below the par value per share of the Common Stock.

(c) We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP